Login page:

Password change screen:

Landing page:

Make my election #1:

Make my election #2:

Make my election #3:

Make my election #4:

Make my election #5:

Make my election #6:

Make my election #7:

Make my election #8:

Vesting Details:

Review Election (step 2 of 4):

Submit my elections #1:

Submit my elections #2:

Submit my elections #3:

Submit my election #4:

If box not checked and employee tries to submit:

Print election confirmation #1:

Print election Confirmation #2:

Print Confirmation Screen:

Login page:

https://jive.equitybenefits.com

work better together®

Stock Option Exchange Program
Opens: August 5, 2016
Closes September 2, 2016 at 9pm Pacific Time

Welcome to your Stock Option Exchange Program website!

Please enter your login ID and Password that you received in the launch email dated August 5, 2016 announcing the offer. Your Login ID is your Jive email address.

If you have misplaced or did not receive the launch email with your password, please send an email to corplegal@jivesoftware.com or call 503-972-9004

If you need your password reset please click here.

Login ID: (Not Case Sensitive)

Password: (Case Sensitive)

ENTER

Click on any of the links below to learn more.

- Offer to Exchange
- Launch Email
- Election Form

Password change screen:


/WebSite/Screens/ChangePassword.aspx
jive
work better together
Stock Option Exchange Program
Opens August 5, 2016
Closes September 2, 2016 at 9pm Pacific Time
To change your password, fill in the fields below and then click "Update". Note that your new password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number, or a special character.
Login ID:
Enter Old Password:
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Update

Landing page:

https://jive.equitybenefits.com/WebSite/Screens/Welcome.aspx

jive
work better together®

Stock Option Exchange Program
Opens August 5, 2016
Closes September 2, 2016 at 9pm Pacific Time

Welcome:

Home Logout

Learn

Click on any of the offering materials links below to learn more.

Official Offer Documents:

- Offer to Exchange
- Launch Email
- Election Form

Additional Materials:

- FAQs
- Employee Presentation Materials
- Form of RSU Agreement

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe Systems.

Make My Election

You have 30 days remaining to elect whether to keep your Eligible Options or to exchange some or all of them for new RSUs.

Make / View / Change My Elections

Need Help?

Contact Jive Legal Team at corplegal@jivesoftware.com or (503) 972-9004

Make my election #1:

https://jive.[illegible]/WebSite/Screens/ViewElect.aspx

jive
work better together

Stock Option Exchange Program
Opens: August 5, 2016
Closes September 2, 2016 at 9pm Pacific Time

Welcome:

Home Logout

Make My Elections (Step 1 of 4)

Eligible employees who reside in Germany may submit election forms only via facsimile. All eligible employees, including those residing in Germany, may access the offer website, including the eligible option schedule. However, if you are an eligible employee who resides in Germany, you will not be permitted to submit your election form via the offer website.

Before completing and signing this election form, please make sure you received, read and understand the documents that comprise this offer to exchange certain outstanding options for restricted stock units (the "offer"), including (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the "Offer to Exchange"); (2) the launch email, dated August 5, 2016 announcing the offer; and (3) this election form, together with its instructions (together, the "offer documents"). The offer is subject to the terms of these offer documents, as they may be amended. The offer provides eligible employees the opportunity to exchange eligible options for a lesser number restricted stock units ("RSUs") with a different vesting schedule as set forth in Section 2 of the Offer to Exchange. This offer expires at 9:00 p.m., Pacific Time, on September 2, 2016, unless extended. **PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.**

Reminder

Before making your election, please ensure that you have reviewed and understand materials that constitute this offer.
Official Offer Documents:

- Offer to Exchange
- Launch Email
- Election Form

Additional Materials:

- FAQs
- Employee Presentation Materials
- Form of RSU Agreement

In accordance with the terms outlined in the offer documents, if you elect to exchange your eligible options, the number of RSUs you receive will depend on the number of shares subject to the eligible options that you elect to exchange pursuant to the offer and an exchange ratio that is based on the per share exercise price, as described in Section 2 of the Offer to Exchange. If you participate in this offer, you may exchange outstanding options granted to you by Jive Software, Inc. ("Jive, or the Company") with a per share exercise price greater than $6.58 under our 2011 Equity Incentive Plan, as amended, or 2007 Stock Incentive Plan, that remain outstanding and unexercised as of the expiration date of the offer, currently

Make my election #2:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

expected to be September 2, 2016. None of the RSUs will be vested on the date of grant and the first scheduled vesting date of the RSUs occurs on the three month anniversary of the RSU grant date. Each RSU award will be subject to a new vesting schedule where the RSUs will vest in eight installments, beginning on November 16, 2016, with an additional one-eighth vesting every three months thereafter. The vesting schedule of the RSUs will be based on your continued service with us or our subsidiaries through each applicable vesting date. See Section 9 of the Offer to Exchange for further details. You will lose your rights to all exchanged options that are canceled under the offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. Please be sure to follow the instructions, which are attached.

To participate in the offer to exchange some or all of your eligible option grants, you must complete and submit your election form via Jive's offer website (except with respect to the eligible employees residing in Germany) or facsimile by 9:00 p.m., Pacific Time, on September 2, 2016 (unless we extend the offer). Eligible employees residing in Germany may submit election forms only via facsimile. With respect to all other eligible employees, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process or if you are an eligible employee residing in Germany, you may print the election form attached to the launch email, dated August 5, 2016, announcing this offer, properly complete, sign and date the election form, and return it via facsimile by 9:00 p.m. Pacific Time, on September 2, 2016 (unless we extend the offer). Only election forms that are completed, signed (electronically or otherwise) and actually received via the offer website (for eligible employees other than those residing in Germany) or facsimile by the Company by the deadline will be accepted. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

You may change your mind after you have submitted an election form and withdraw some or all of your eligible options from the offer at any time by submitting a new election form before the expiration date. You may elect to exchange additional eligible option grants, fewer eligible option grants, all of your eligible option grants or none of your eligible option grants. You may change your mind as many times as you wish, but **you will be bound by the last properly submitted election form we receive before the expiration date.**

For eligible employees other than those residing in Germany, who would like to participate in this offer by submitting your election form via this offer website, select the "Continue" button below.

Election Instructions

1. **To participate in the offer, you must complete and deliver an election form.**

   If you choose to participate in this offer, a properly completed, signed (electronically or otherwise) and dated election form must be received via Jive's offer website (except with respect to eligible employees residing in Germany) or by facsimile by the expiration date. Due to applicable requirements under local law, eligible employees residing in Germany may submit election forms only via facsimile. All eligible employees can access this offer website at https://jive.equitybenefits.com and view information with respect to the offer, the offer documents, and their eligible options. However, eligible participants residing in Germany may submit elections only via facsimile and not via the offer website.

Make my election #3:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

To submit your election, you must do one of the following by the expiration date, currently expected to be 9:00 p.m., Pacific Time, September 2, 2016:

Elections via the Offer Website (Other than Eligible Employees Residing in Germany)

a. Access Jive's offer website by going to https://jive.equitybenefits.com and enter your Jive email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email to you, dated August 5, 2016, announcing the offer.

b. After logging into the offer website, review the information and proceed through to the Election Page. You will be provided with personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of September 2, 2016 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the number of shares subject to each of your eligible option grants that are scheduled to be vested as of September 2, 2016, the length of time remaining under each eligible option grant before they are scheduled to be fully vested, the exchange ratio applicable to each eligible option, the number of RSUs that would be issued in exchange for each eligible option grant, and the vesting schedule applicable to each award of RSUs. While eligible employees residing in Germany may only submit elections via facsimile, they can access their eligible option schedule via the offer website.

c. On the Election page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the offer.

d. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Election Terms & Conditions, submit your election form.

e. Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records. At this point, you have completed the election process.

Elections via Facsimile (Must Be Used by Eligible Employees Residing in Germany)

Eligible employees residing in Germany may only submit elections via facsimile. With respect to all other eligible employees, we prefer that you submit your election form electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows:

a. Print the election form attached to the launch email, dated August 5, 2016, announcing this offer.

b. Submit your election form via facsimile at 1-503-296-5865, no later than the expiration date, which currently is expected to be 9:00 p.m. Pacific Time, on September 2, 2016, unless we extend the offer.

Make my election #4:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

If you wish to obtain a paper election form, please email corplegal@jivesoftware.com or call (503) 972-9004. If you wish to participate in the offer, then we must receive your properly completed and submitted election form by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on September 2, 2016.

Your delivery of all documents relating to the offer, including election forms, is at your risk. Delivery will be deemed made only when actually received by us via the offer website or facsimile. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election via facsimile within the last two (2) U.S. business days prior to the expiration of the offer, it is possible that Jive may not be able to confirm receipt prior to the expiration of the offer. Only election forms that are properly completed and actually received by Jive by the deadline via the offer website or facsimile will be accepted. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or similar post) and Federal Express (or similar delivery service), are not permitted.

Your delivery of all documents relating to the offer, including election forms, is at your risk. Delivery will be deemed made only when actually received by us via the offer website or facsimile. If you submit your election form via the offer website, you should print and keep a copy of the Confirmation Statement generated by the offer website at the time that you complete and submit your election form. The printed Confirmation Statement will provide evidence that you submitted your election form. If you submit your election via facsimile, we intend to confirm the receipt of your election by email within two (2) U.S. business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election form. Note that if you submit any election via facsimile within the last two (2) U.S. business days prior to the expiration of the offer, it is possible that Jive may not be able to confirm receipt prior to the expiration of the offer. Only election forms that are properly completed and actually received by Jive by the deadline via the offer website or facsimile will be accepted. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or similar post) and Federal Express (or similar delivery service), are not permitted.

Jive will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an email confirmation, by completing and submitting this election form, you waive any right to receive any notice of the receipt of the tender of your eligible options, except as provided for in the Offer to Exchange. Any confirmation of receipt provided to you merely will be a notification that we have received your election form and does not mean that your eligible options have been canceled. Your eligible options that are accepted for exchange will be canceled on the same U.S. calendar day as the expiration of the offer (but following the expiration of the offer), which cancellation is scheduled to be September 2, 2016 (unless the offer is extended).

2. **To change or withdraw prior elections of your eligible options, you must complete and deliver a new election form.**

Tenders of eligible options made through the offer may be changed or withdrawn at any time on or before the expiration date, which is scheduled to be 9:00 p.m., Pacific Time, on September 2, 2016. If Jive extends the offer

Make my election #5:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

beyond that time, you may change or withdraw your election of your tendered eligible options at any time until the extended expiration of the offer. In addition, although Jive currently intends to accept your validly tendered eligible options promptly after the expiration of the offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on September 30, 2016 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your tendered eligible options at any time thereafter up to such time as Jive does accept your properly tendered options.

You may change your election and elect to exchange all of your eligible option grants, some of your eligible options grants, or none of your eligible option grants pursuant to the terms and conditions of the offer. To change an election you previously made with respect to some or all of your eligible option grants, you must do one of the following before the expiration date.

Election Changes and Withdrawals via the Offer Website (Other than Eligible Employees Residing in Germany)

a. Access Jive's offer website by going to https://jive.equitybenefits.com and enter your Jive email address and password. If this is the first time you are logging into the offer website, you should use the password as specified in the launch email, dated August 5, 2016.

b. After logging into the offer website, review the information and proceed through to the Election Form page. You will be provided with personalized information regarding the eligible option grants you hold, including the grant date and per share exercise price of each of your eligible options grants, the number of shares subject to each of your eligible option grants as of September 2, 2016 (assuming you have not exercised all or any portion of your eligible option grants during the offering period), the number of shares subject to each of your eligible option grants that are scheduled to be vested as of September 2, 2016, the length of time remaining under each eligible option grant before it is scheduled to be fully vested, the exchange ratio applicable to each eligible option grant, and the number of RSUs that would be issued in exchange for each eligible option.

c. On the Election Form page, select the appropriate box next to your previously-selected eligible option grants to indicate those eligible option grants that you do not want to exchange in the offer.

d. Proceed through the offer website by following the instructions provided. Review your election form and confirm that you are satisfied with your election form. After reviewing and agreeing to the Election Terms & Conditions, submit your election form.

e. Upon submitting your election form, a Confirmation Statement will be generated by the offer website. Please print and keep a copy of the Confirmation Statement for your records.

Election Changes and Withdrawals via Facsimile (Must Be Used by Eligible Employees Residing by Germany)

Eligible employees residing in Germany may only submit election changes and withdrawals via facsimile. With respect to all other eligible participants, we prefer that you submit your election changes and withdrawals electronically via the offer website. However, if you choose not to use the offer website process, you may submit your election form as follows:

Make my election #6:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

a. Print the election form attached to the launch email, dated August 5, 2016, announcing this offer.

b. Submit your election form via facsimile at 1-503-296-5865, no later than the expiration date, which currently is expected to be 9:00 p.m., Pacific Time, on September 2, 2016, unless we extend the offer.

If you wish to obtain a paper election form, please email corplegal@jivesoftware.com or call (503) 972-9004. If you wish to participate in the offer, then we must receive your properly completed and submitted election form by the expiration date, currently expected to be 9:00 p.m., Pacific Time, on September 2, 2016.

If you withdraw some or all of your eligible option grants from the offer, you may elect to exchange the withdrawn eligible option grants again at any time before the expiration date. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly reelect to exchange such eligible option grants before the expiration date. To reelect to exchange some or all of your withdrawn eligible option grants or to elect to exchange additional eligible option grants, you must submit a new election form following the instructions described above.

Your new election form must be submitted no later than the expiration date in accordance with the procedures described in these instructions. **Since any prior election form will be disregarded, your new election form must indicate all eligible option grants you wish to exchange, not just those you wish to add.** Your new election form must include the required information regarding all of the eligible option grants you want to exchange and must be signed and clearly dated after the date of any election form you previously submitted. Upon the receipt of such a new, properly filled out, signed (electronically or otherwise) and dated election form, any previously submitted election forms will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election form we receive prior to the expiration date.

3. **No Partial Tenders.**

If you intend to tender an eligible option grant through the offer, you must tender all of your shares subject to that eligible option grant.

You may pick and choose which of your eligible option grants you wish to exchange. If you have exercised a portion of an eligible option grant, your election will apply to the portion that remains outstanding and unexercised. If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, you may accept this offer only with respect to the portion of the eligible option grant beneficially owned by you. Any portion beneficially owned by a person who is not an eligible participant may not be exchanged in this offer (even if legal title to that portion of the award is held by you and you are an eligible participant).

4. **Signatures on this election form.**

Logging into the Jive offer website and completing and submitting your election via the offer website is the equivalent of signing your name on a paper election form and has the same legal effect as your written signature. Elections by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website.

Make my election #7:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

A paper election form submitted by facsimile must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the eligible options are subject without alteration, enlargement or any change whatsoever. If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Jive of the authority of that person to act in that capacity must be submitted with this election form.

5. Other information on this election form.

In addition to signing the election form, you must print your name and indicate the date and time (U.S. Pacific Time) at which you signed. You also must include (or with respect to the offer website, confirm) your current email address.

6. Requests for assistance or additional copies.

Any questions and any requests for additional copies of the Offer to Exchange or this election form may be directed to the Corporate Legal team at corplegal@jivesoftware.com or by phone at (503) 972-9004. Copies will be furnished promptly at Jive's expense.

7. Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any elections or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension that we may grant in our discretion.

Important: Election forms must be received via the offer website or by facsimile on or before 9:00 p.m., Pacific Time, on September 2, 2016.

8. Additional documents to read.

You should be sure to read the Offer to Exchange, all documents referenced therein, and the launch email, dated August 5, 2016, announcing the offer before deciding to participate in the offer.

Make my election #8:

https://jive.equitybenefits.com/WebSite/Screens/ViewElect.aspx

the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any elections or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the offer period, subject only to an extension that we may grant in our discretion.

Important: Election forms must be received via the offer website or by facsimile on or before 9:00 p.m., Pacific Time, on September 2, 2016.

8. Additional documents to read.

You should be sure to read the Offer to Exchange, all documents referenced therein, and the launch email, dated August 5, 2016, announcing the offer before deciding to participate in the offer.

9. Important tax information.

Please refer to Section 14 of the Offer to Exchange, which contains important tax information. We also recommend that you consult with your personal advisor before deciding whether or not to participate in this offer.

Eligible Option | Replacement RSU

Grant No.	Grant Date	Per Share Exercise Price	Shares Outstanding	Shares Vested	Option Years to Fully Vested	Number of Options for 1 RSU	Replacment RSUs	Election	Show Vesting Details
	08/09/2012	$15.25	9,500	0	2.5	12.50	760	(•) Yes ( ) No	Vesting Details

Cancel | Continue

Need Help?

Contact Jive Legal Team at corplegal@jivesoftware.com or (503) 972-9004

Vesting Details:

Vesting Details for Grant [redacted] Replacement RSU

Shares On 11/16/2016	Shares On 02/16/2017	Shares On 05/16/2017	Shares On 08/16/2017	Shares On 11/16/2017	Shares On 02/16/2018	Shares On 05/16/2018	Shares On 08/16/2018
95	95	95	95	95	95	95	95

Close

Review Election (step 2 of 4):

https://jive.[illegible]/WebSite/Screens/Confirmation.aspx?Type=

jive
work better together®

Stock Option Exchange Program
Opens: August 5, 2016
Closes: September 2, 2016 at 9pm Pacific Time

Welcome:

Home Logout

Review My Election (Step 2 of 4)

Your election has not yet been submitted. Please review your election form below and confirm that you are satisfied with your election form. Select the "Continue" button below to proceed with your election or select "Go Back / Cancel" button below to cancel, go back and/or make any adjustments to your election form.

Eligible Option						Replacement RSU		
Grant No.	Grant Date	Per Share Exercise Price	Shares Outstanding	Shares Vested	Option Years to Fully Vested	Number of Options for 1 RSU	Replacment RSUs	Election
[illegible]	08/09/2012	$15.25	9,500	0	2.5	12.50	760	Yes No

Go Back / Cancel

Continue

Need Help?

Contact Jive Legal Team at corplegal@jivesoftware.com or (503) 972-9004

Submit my elections #1:

https://jive.equitybenefits.com/WebSite/Screens/Agreement.aspx

work better together®

Stock Option Exchange Program
Opens: August 5, 2016
Closes: September 2, 2016 at 9pm Pacific Time

Welcome:

Home Logout

Submit My Elections (Step 3 of 4)

I understand that this election form will replace in its entirety any election I previously submitted.

SUBMIT THIS ELECTION FORM NO LATER THAN 9:00 P.M., PACIFIC TIME, ON SEPTEMBER 2, 2016 (UNLESS THE OFFER IS EXTENDED).

Election Terms & Conditions

1. I agree that my decision to accept or reject the offer with respect to some or all of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the Offer to Exchange.
2. I understand that I may change my election at any time by completing and submitting a new election form no later than 9:00 p.m. Pacific Time, on September 2, 2016 (unless the offer is extended), and that any election form submitted and/or received after such time will be void and of no further force and effect.
3. If my employment with Jive or its subsidiaries terminates before the offer expires, I understand that I will cease to be an eligible employee under the terms of the offer and any election that I have made to exchange any of my options pursuant to the offer will be ineffective. As a result, none of my options will be exchanged under the offer and I will not receive RSUs.
4. I understand and agree that, in the event of termination of my employment with Jive or any of its subsidiaries (whether or not in breach of local labor laws), my right to receive RSUs pursuant to the offer or to vest in the RSUs received in the offer, if any, will terminate effective as of the date that I no longer am providing active services and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of "garden leave" or similar period pursuant to local law); Jive will have the exclusive discretion to determine when I no longer am providing active services for purposes of the offer and the grant of RSUs pursuant to the offer. I further acknowledge that the RSUs granted pursuant to the offer have a different vesting schedule than the eligible option grants canceled in exchange, and that the first vesting date under the RSUs is scheduled to occur no earlier than November 16, 2016.
5. I agree that decisions with respect to future grants under any Jive equity compensation plan will be at the sole discretion of Jive.

Submit my elections #2:

https://jive.equitybenefits.com/WebSite/Screens/Agreement.aspx

5. I agree that decisions with respect to future grants under any Jive equity compensation plan will be at the sole discretion of Jive.

6. I agree that: (i) the offer is discretionary in nature and may be suspended or terminated by Jive, in accordance with the terms set forth in the offer documents, at any time prior to the expiration of the offer; (ii) Jive may, at its discretion, refuse to accept my election to participate; and (iii) the offer is a one-time offer that does not create any contractual or other right to receive future offers, options or benefits in lieu of offers.

7. I agree that: (i) the value of any RSUs and participation in the offer made pursuant to the offer is an extraordinary item of income which is outside the scope of my employment contract or other service contract, if any; (ii) the offer value of any RSUs granted pursuant to the offer is not part of normal or expected compensation for any purpose, including but not limited to purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for Jive, any subsidiary or affiliate of Jive or my current employer or entity with which I am engaged to provide services.

8. Neither my participation in the offer nor this election will be construed so as to grant me any right to remain in the employ of Jive or any of its subsidiaries and will not interfere with the ability of my current employer, or applicable entity with which I am engaged to provide services, to terminate my employment or other service relationship at any time with or without cause (subject to the terms of my employment contract or other service contract, if any).

9. Neither my participation in the offer nor this election will be interpreted to form an employment or service contract or relationship with Jive or any subsidiary or affiliate of Jive.

10. I understand that the future value of the shares of Jive's common stock underlying the RSUs is unknown and cannot be predicted with certainty.

11. *For the exclusive purpose of implementing, administering and managing my participation in the offer, I hereby explicitly and unambiguously consent to the collection, receipt, use, retention and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, my employer (or entity with which I am engaged to provide services) and Jive and its subsidiaries and affiliates. I understand that Jive and my employer (or entity with which I am engaged to provide services, as applicable) hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Jive, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the purpose of implementing, administering and managing the offer ("Data"). I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in my country or elsewhere, and that the recipient's country may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of Data by contacting my local human resources department representative. I authorize the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing my participation in the offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the offer. I understand that, at any time, I may view Data, request additional information about the storage and processing of Data, require any necessary amendments to*

Submit my elections #3:

https://jive.[illegible]/WebSite/Screens/Agreement.aspx

Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources department representative. I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources department representative.

Regardless of any action that Jive or a subsidiary or affiliate of Jive takes with respect to any or all federal, state and local income tax, social insurance and social security liabilities or premium, payroll tax or other tax-related withholding related to the offer and RSUs ("Applicable Withholdings"), I acknowledge that the ultimate liability for all Applicable Withholdings is and remains my sole responsibility. I further acknowledge that Jive (i) makes no representations or undertakings regarding the treatment of any Applicable Withholdings in connection with any aspect of the offer and the RSUs, including, but not limited to, the exchange of eligible options for RSUs, the grant, vesting or settlement of the RSUs, the issuance of shares upon settlement of the RSUs, the subsequent sale of shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the offer or any aspect of the RSUs to reduce or eliminate my liability for Applicable Withholdings or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the date of grant of my eligible options and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that Jive and/or my employer or entity with which I am engaged to provide services (or former employer or entity, as applicable) may be required to withhold or account for Applicable Withholdings in more than one jurisdiction. I authorize Jive and/or its subsidiaries to withhold all Applicable Withholdings legally payable by me from my wages, from the proceeds of any stock sales or other cash payment paid to me by Jive and/or its subsidiaries. Finally, I agree to pay to Jive or its subsidiary any amount of Applicable Withholdings that Jive or its subsidiary may be required to withhold as a result of my participation in the offer and the grant of RSUs if Jive does not satisfy the Applicable Withholding through other means. Jive may refuse to issue or deliver the shares subject to RSUs that I receive pursuant to the offer, if I fail to comply with my obligations in connection with the Applicable Withholdings.

12. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this election form in English and I agree to be bound accordingly. If I have received this election form or any other offer document translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

13. I acknowledge and agree that none of Jive or a subsidiary or affiliate of Jive, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the offer to exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the offer, other than any information contained in the offer documents.

14. I agree that participation in the offer is governed by the terms and conditions set forth in the offer documents and this election form. I acknowledge that I have received the offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisers before making this election and that I have knowingly accepted or rejected the offer. I agree that any and all decisions or interpretations of Jive upon any questions relating to the offer and this election form will be given the maximum deference permitted by law.

15. I agree that the terms of the RSUs, if any, that I receive pursuant to the offer will be subject to the terms and conditions of the applicable RSU agreement (including any appendix for my country).

Submit my election #4:

https://jive.equitybenefits.com/WebSite/Screens/Agreement.aspx

16. I understand and agree that the offer and the RSUs granted pursuant to the offer are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this offer or the grant of RSUs, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

17. I understand that if I am an eligible employee who resides in Germany, I may submit my election form(s) only via facsimile.

18. I further understand that if I submit my election form via facsimile, Jive intends to send me a confirmation of receipt of my election form by email at the email address as I have provided to Jive below, within two U.S. business days after Jive receives my election form. I understand that if I submit my election form via the offer website, a confirmation statement (the "Confirmation Statement") provided on the offer website at the time I submit my election form will provide additional evidence that I submitted my election and that I should print and keep a copy of such Confirmation Statement for my records. If I do not receive a confirmation from Jive, I understand that it is my responsibility to ensure that my election form has been received no later than 9:00 p.m., Pacific Time, on September 2, 2016. I understand that only responses that are complete, signed (electronically or otherwise), dated and actually received by Jive by the deadline will be accepted.

Country of Residence: USA
Email Address: @jivesoftware.com
Eligible Participant Name:

(Required)

☐ I acknowledge and agree with the terms and conditions stated above and as set forth in the offer documents comprising this offer.

(Selecting the "Submit" button below will submit your election form.)

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Contact Jive Legal Team at corplegal@jivesoftware.com or (503) 972-9004

SUBMIT THIS ELECTION FORM NO LATER THAN 9:00 PM, PACIFIC TIME, ON SEPTEMBER 2, 2016 (UNLESS THE OFFER IS EXTENDED).

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To submit the election please select the Box: "I acknowledge and agree with the terms and conditions stated above."
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Print election confirmation #1:

https://jive.[illegible]/WebSite/Screens/PrintConfirmation.aspx?Type=

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Stock Option Exchange Program
Opens August 5, 2016
Closes September 2, 2016 at 9pm Pacific Time

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Print Election Confirmation (Step 4 of 4)

Jive Software, Inc. ("Jive") has received your election form via Jive's offer website by which you elected to accept or reject Jive's offer to exchange certain outstanding options for restricted stock units with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the offer.

Your election has been recorded as follows:

Eligible Option						Replacement RSU		
Grant No.	Grant Date	Per Share Exercise Price	Shares Outstanding	Shares Vested	Option Years to Fully Vested	Number of Options for 1 RSU	Replacment RSUs	Election
_	08/09/2012	$15.25	9,500	0	2.5	12.50	760	Yes

If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your eligible option grants by submitting a new, properly completed, signed and dated election form. The new election form must be delivered via Jive's offer website (except with respect to eligible employees residing in Germany) or facsimile no later than the offer expiration date, currently expected to be 9:00 p.m. Pacific Time, on September 2, 2016. Eligible employees residing in Germany may submit election forms only via facsimile.

Only election forms that are properly completed, and actually received by Jive via the offer website (except with respect to eligible employees residing in Germany) or facsimile before the offer expires will be accepted. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Jive's Corporate Legal team by email corplegal@jivesoftware.com or by phone at (503) 972-9004.

Please note that our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, Jive will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when Jive gives oral or written notice to the option holders generally of its

Print election Confirmation #2:

https://jive.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

Eligible Option | **Replacement RSU**

Grant No.	Grant Date	Per Share Exercise Price	Shares Outstanding	Shares Vested	Option Years to Fully Vested	Number of Options for 1 RSU	Replacment RSUs	Election
	08/09/2012	$15.25	9,500	0	2.5	12.50	760	Yes

If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your eligible option grants by submitting a new, properly completed, signed and dated election form. The new election form must be delivered via Jive's offer website (except with respect to eligible employees residing in Germany) or facsimile no later than the offer expiration date, currently expected to be 9:00 p.m. Pacific Time, on September 2, 2016. Eligible employees residing in Germany may submit election forms only via facsimile.

Only election forms that are properly completed, and actually received by Jive via the offer website (except with respect to eligible employees residing in Germany) or facsimile before the offer expires will be accepted. Election forms submitted by any other means, including email, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Jive's Corporate Legal team by email corplegal@jivesoftware.com or by phone at (503) 972-9004.

Please note that our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, Jive will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when Jive gives oral or written notice to the option holders generally of its acceptance for exchange of such eligible options, which notice may be made by press release, email or other form of communication. Jive's formal acceptance of the properly tendered eligible options is expected to take place shortly after the expiration date, which we presently expect will be September 2, 2016.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the "Offer to Exchange"). The full terms of the offer are described in (1) the Offer to Exchange; (2) the launch email, dated August 5, 2016, announcing the offer; and (3) the election form attached to the launch email; together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov on Jive's offer website at https://jive.equitybenefits.com, or by contacting Jive's Corporate Legal team by email at corplegal@jivesoftware.com or by phone at (503) 972-9004.

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Print Confirmation Screen:

https://jive.equitybenefits.com/WebSite/Screens/ConfirmReportHTML.aspx

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Option Exchange Program – Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID:

Date of Election: 08/03/2016 05:20:05 PM PT

Eligible Option						Replacement RSU		
Grant No.	Grant Date	Per Share Exercise Price	Shares Outstanding	Shares Vested	Option Years to Fully Vested	Number of Options for 1 RSU	Replacment RSUs	Election
	08/09/2012	$15.25	9,500	0	2.5	12.50	760	Yes

We strongly encourage you to print this page and keep it for your records.